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                                                                   EXHIBIT 10.22

                      AGREEMENT FOR RELEASE AND TERMINATION


                  This Agreement for Release and Termination (this "Agreement") is entered into on this 20th day of November, 1999, by and among United States Exploration, Inc. ("UXP"), Kinder Morgan, Inc., formerly KN Energy, Inc. ("KMI"), HS Resources, Inc. ("HSR"), and Resource Gathering Systems, Inc. ("RGSI"), collectively referred to herein as the "Parties" and individually as a "Party".

                  WHEREAS, pursuant to paragraph 3 of that certain letter agreement dated July 30, 1991, between KN Energy, Inc. ("KNE") and Union Pacific Resources Company ("UPRC'), referred to herein as the "July 30, 1991 Letter Agreement", KNE granted to UPRC a right of first refusal to purchase any or all of the Wattenberg Gas Gathering System (the "System") and a right to approve any new operator or takeover of operatorship of the System under the circumstances described therein, such rights collectively referred to herein as the "Right of First Refusal";

                  WHEREAS, pursuant to an Assignment of Right of First Refusal dated October 20, 1999, UPRC assigned and conveyed the Right of First Refusal to UXP;

                  WHEREAS, KMI wishes to sell to HSR and HSR wishes to purchase from KMI the System; and,

                  WHEREAS, KMI and HSR agree to grant certain benefits and rights to UXP in return for UXP's waiver, release, and termination of the Right of First Refusal:

                  NOW, THEREFORE, in consideration of the mutual benefits to be derived herein, the Parties agree as follows:

                           1. CONDITION SUBSEQUENT: This Agreement shall
                  terminate if on or before December 31, 1999, HSR and KMI, do not enter into a definitive agreement for the purchase and sale of KMI's Wattenberg Gas Gathering System upon such terms and conditions, exceptions and reservations as KMI and HSR shall determine in their sole and unfettered judgment, there being no obligation on the part of either such party to enter into such definitive agreement. This condition referred to hereinafter as the "Condition Subsequent".

                           2. WAIVER, RELEASE, AND TERMINATION AGREEMENT: KMI
                  and UXP agree to enter into the Waiver, Release, and Termination Agreement attached hereto as Exhibit "A", by reference made a part hereof, upon entering into this Agreement.

                           3. COPAS OVERHEAD RATES: HSR and UXP agree to amend
                  the COPAS drilling and producing overhead rates under operating agreements currently in effect


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                  whereunder HSR is the operator and UXP is the non-operator
                  (the "Operating Agreements") which shall affect overhead rates charged on presently existing wells and future wells drilled thereunder. Effective November 1, 1999, and for a period of ten (10) years thereafter, the drilling and producing overhead rates under the Operating Agreements shall be $5,000.00 and $500.00 per month per well (to the 8/8ths interest), respectively. After such ten-year period, the COPAS overhead rates for all wells under the Operating Agreements shall be subject to future escalation in accordance with the applicable operating agreement.

                           4. UPRC/HSR EXPLORATION AGREEMENT: HSR and UPRC are
                  parties to that certain Exploration Agreement dated June 27, 1994 (the "Exploration Agreement"). UPRC has leased and assigned certain interests to UXP which are subject to the Exploration Agreement, and UPRC and UXP have entered into a separate agreement whereby UPRC must offer to UXP any working interest which may be available to UPRC under the Exploration Agreement. Accordingly, HSR agrees to the following:

                                    a. CONFIDENTIALITY PROVISIONS: HSR hereby
                           waives the confidentiality provisions in the Exploration Agreement insofar, and only insofar, as will allow UPRC to disclose any information, except seismic, non-public and interpretative information, to UXP which UPRC is entitled to receive from HSR under the Exploration Agreement and affects any of the interests UXP previously has acquired from UPRC, or which will allow UXP to make an informed decision whether it wishes to participate for UPRC's interest in any well under which UPRC has the option to participate pursuant to the Exploration Agreement and which must be offered to UXP. HSR shall provide such information not presently in UPRC's possession directly to UXP.

                                    b. Promptly upon entering into this
                           Agreement, HSR agrees to provide UXP with a list of the acreage which currently is subject to the Exploration Agreement.

                           5. RESOURCE GATHERING SYSTEMS, INC.: Resource
                  Gathering Systems, Inc. ("RGSI") is an affiliate of HSR, which owns a mini-gathering system in the Wattenberg Field and currently charges UXP $0.05/Mcf for gas gathered on its system. RGSI agrees as follows:

                                    a. GATHERING FEE: Effective October 1, 1999,
                           RGSI agrees to discontinue the $0.05/Mcf fee charged to UXP for any gas gathered in presently existing wells or future wells, which are on properties currently owned, which are, or will be, connected to the RGSI mini-gathering system as it exists today or as expanded in the future.


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                                    b. WELL CONNECTION COSTS: If HSR decides to
                           have RGSI gather gas from an HSR-operated well in which UXP owns a working interest, HSR shall give UXP notice of its plans and the estimated costs required to have RGSI connect such well. If UXP decides to have RGSI gather UXP's share of gas from such well, UXP agrees to bear its proportionate share of the costs to connect such well to the RGSI system, based on its working interest in such well. Notwithstanding the foregoing, HSR agrees that it shall bear the entire cost to connect any of the following wells to the RGSI mini-gathering system:

                  Dechant UPRR 41-1A
                  NE/NE Section 1-2N-65W

                  Ludwig UPRR 32-1 #2A
                  SW/NE Section 1-3N-66W


                           6. SEGREGATION OF UNITS ESTABLISHED FOR THE J-SAND
                  AND DAKOTA FORMATIONS: HSR and UXP shall use their reasonable, diligent and good faith efforts to segregate some or all of their jointly owned properties in the D-J Basin. HSR and UXP shall devote such time, effort and personnel to the process as may be needed in order for each to make a comprehensive proposal to the other for such segregation, and to fairly consider and respond to any proposals made by the other. HSR shall make UXP a proposal for segregation by the last day of February 2000. The terms of any proposal shall be entirely within the discretion of the proposing party and the response thereto exclusively within the discretion of the responding party. Neither HSR nor UXP shall have any obligation to accept any proposal of the other party, and no obligation to segregate or exchange properties shall exist unless and until HSR and UXP enter into and execute a written definitive agreement to do so. The obligations under this paragraph 6 shall terminate December 31, 2000.

                           7. AMENDMENT TO THE GATHERING AGREEMENT: KMI agrees
                  to enter into and execute, and agrees to cause its subsidiary, KN Gas Gathering, Inc. ("KNGG"), to enter into and execute the Amendment of Gas Gathering Agreement (the "Gathering Amendment") attached hereto as Exhibit "B", by reference made a part hereof, upon KMI's entering into this Agreement. UXP also agrees to execute the Gathering Amendment upon entering into this Agreement.

                           8. AMENDMENT TO THE TRANSPORTATION AGREEMENT: KM
                  agrees to cause its subsidiary, KN Wattenberg Transmission Limited Liability Company ("KNWTLLC"), to enter into and execute the Amendment of Interruptible Transportation Service Agreement ("Transportation Amendment") attached hereto as Exhibit "C", by reference made a part hereof, upon KMI's entering into this

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                  Agreement. UXP also agrees to execute the Transportation
                  Amendment upon entering into this Agreement.

                           9. AMENDMENT TO THE AGENCY AGREEMENT: KN Front Range
                  Gathering Company, now KNGG, as Agent, and UPRC, as Principal, entered into that certain Agency Agreement dated March 29, 1993 (the "Agency Agreement"). UPRC assigned certain interests to UXP which are subject to the Agency Agreement. KMI agrees to cause its subsidiary, KNGG, to enter into and execute the Amendment of Agency Agreement ("Agency Amendment") attached hereto as Exhibit "D", by reference made a part hereof, upon KMI's entering into this Agreement. UXP also agrees to execute the Agency Amendment upon entering into this Agreement.

                           10. AMENDMENT TO DEVELOPMENT AGREEMENT: HSR and UXP
                  entered into that certain Development Agreement dated October 1, 1998, as amended, (the "Development Agreement") which provides for the deepening of those wells listed on an exhibit attached thereto. Promptly upon satisfaction of the Condition Subsequent, HSR and UXP agree as follows:

                                    a. WELLBORE REIMBURSEMENT COSTS: Effective
                           October 1, 1999, the Development Agreement shall be amended by eliminating any requirement to pay a Wellbore Reimbursement Cost as contained therein. HSR and UXP further agree that even after the Development Agreement terminates no Wellbore Reimbursement Cost will be charged on any of the wells described on Exhibit A of the Development Agreement, which were not deepened during the term of the Development Agreement and which either HSR or UXP proposes to the other party to deepen in the future.

                                    b. TERM OF DEVELOPMENT AGREEMENT: The term
                           of the Development Agreement will expire on October 1, 2000. UXP and HSR agree to extend the term of the Development Agreement to October 1, 2001.

                           11. USE OF WELLBORES FOR SHALLOW OPERATIONS: New
                  provisions shall be added to Section 4 of the Development Agreement to provide that if either HSR or UXP (the "Owning Party") owns or controls 100% of the interest in a target Shallow Zone in a well described on Schedule III (a "Joint Well") which the other party operates, and the Owning Party desires to conduct Shallow Operations in the subject wellbore, it shall be deemed that an Approved Operation was conducted for purposes of Section 4 in that well. If the Owning Party is the operator of the well, it shall allow the other party to temporarily take over operations on the subject wellbore and to conduct its proposed Shallow Operations until complete, but subject to the other requirements of Section 4; provided, however, that if a third party has an ownership interest in the subject wellbore, the Owning Party's proposal to conduct a Shallow Operation shall not commence until and unless the Owning Party obtains the consent

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                  of such third party for the proposed Shallow Operations in the subject wellbore. This provision shall survive the termination of the Development Agreement.

                           12. OPERATING AGREEMENTS: With respect to any well
                  which HSR operates in the D-J Basin that UXP determines is no longer producing in paying quantities for UXP's account, UXP shall have the right to give HSR written notice that UXP desires to surrender its entire interest in the currently producing formation(s), limited to the wellbore only, to HSR in exchange for HSR assuming UXP's proportionate share of the plugging and abandonment costs and liabilities attributable to such interests; provided, however, that HSR shall not have the obligation to assume such cost obligations or liabilities if HSR agrees to plug and abandon the affected formation(s) following receipt of UXP's written notice in accordance with the terms of the applicable operating agreement. If HSR elects to assume UXP's plugging and abandonment costs and liabilities which UXP desires to surrender, and if HSR subsequently desires to deepen or recomplete the subject well to a formation which UXP has retained an ownership interest, UXP shall have the right to participate for its proportionate share of the costs to deepen or recomplete the subject well, all in accordance with the terms of the applicable operating agreement, provided that UXP shall not regain its interest in the previously surrendered formation, UXP shall again become liable for its share of plugging and abandonment costs and UXP shall receive a share of equipment that it previously owned equal to its working interest share of the new producing formation.

                           13. LUDWIG #2-5 WELL: HSR and UXP agree to enter into
                  an operating agreement for the Ludwig #2-5 Well located in the NW/4NW/4 of Section 5, Township 3 North, Range 65 West, Weld County, Colorado, using substantially the same form of operating agreement as affecting the Ludwig #1-5 Well located in the NW/4NE/4 of the same section, except naming UXP as operator, providing for "15%" in the blank on line 15 of page two, correctly reflecting the parties interests on Exhibit "A", and incorporating all of the amendments contained in this Agreement. UXP shall prepare such operating agreement for HSR's execution.

                           14. PRODUCTION INFORMATION: Promptly following
                  satisfaction of the Condition Subsequent, and continuing thereafter, HSR shall provide to UXP on a daily basis the estimated gross daily production volumes and on a monthly basis copies of the Gas Metering Volume Statements for each HSR-operated well in which UXP has a working interest. Such information shall be the same information as used and relied on by HSR. However, HSR does not represent, warrant, or guaranty the accuracy or completeness of such production data. UXP acknowledges that use of or reliance on such data shall be at UXP's sole risk. HSR shall have no obligation to allocate to or identify the various owners in such gross daily production volumes for purposes of delivering such data to UXP pursuant to this Agreement. Additionally, HSR agrees to provide UXP with information contained in the reports filed with the Colorado Oil

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                  and Gas Conservation Commission and affecting UXP/HSR jointly owned wells which HSR operates.

                           15. GAS IMBALANCES: HSR estimates that as of August
                  31, 1999, gas production for the account of UXP (including the Weld County Partnership production interests, subject to True's consent) is under delivered on wells which HSR operates in the D-J Basin in the aggregate amount of 175,000 MMBtu. HSR hereby agrees to cash-out UXP's gas imbalance at a price of $2.50 per MMBtu within fifteen (15) days of satisfaction of the Condition Subsequent. The parties acknowledge that the foregoing is based on HSR's statement of imbalance, and that UXP and HSR shall have the opportunity to verify such amount. UXP and HSR shall work diligently to arrive at a final reconciliation by December 31, 1999. The final reconciliation amount will be made at $2.50 per MMBtu.

                           16. POOLING AGREEMENTS: It may be necessary for UXP
                  and HSR to enter into pooling agreements to hold various leases acquired by UXP from UPRC. HSR agrees to enter into such pooling agreements upon UXP's request, using substantially the same form of pooling agreement as attached to the Development Agreement. The pooled area will be limited to the Drilling Unit for the applicable formations in a completed well. Drilling Unit is defined in Paragraph 5b of the Development Agreement. In no event will the pooled area be greater than 320 acres.

                           17. DAKOTA FARMOUT AGREEMENT: Promptly following
                  satisfaction of the Condition Subsequent, HSR and UXP agree to enter into a Farmout Agreement covering the Dakota Formation under the lands and wellbores identified on Schedule II attached hereto, by reference made a part hereof. Under the agreement, HSR shall grant to UXP the right to commence, on or before December 31, 2000: (i) operations for the deepening to the Dakota Formation in any of the eleven (11) wellbores identified on Schedule II, and (ii) operations for the recompletion of the Dakota Formation in any of the six (6) wellbores identified on Schedule II. HSR will reserve a non-convertible overriding royalty interest, proportionately reduced, equal to the difference between leasehold burdens existing as of the date of this Agreement and twenty percent (20%). UXP is under no obligation to commence any of the operations. The only loss for failure to conduct an operation shall be the loss of any assignment pursuant hereto associated with such operation. UXP shall take over operations of a well to conduct the deepening or recompletion operation therein, and return operations to HSR once UXP's operations are completed. After UXP has recouped from the proceeds of all production produced, sold, and allocated to the Dakota Formation in a well, after deducting all burdens payable out of production and all production taxes, 100% of the costs incurred by UXP to either deepen or recomplete such well, including operating costs during such recoupment period, HSR shall backin for a twenty-five percent (25%) working interest, proportionately reduced by HSR's original interest in the Dakota Formation in such well. Payout

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                  shall be on a well-by-well basis. The allocation formula to be used shall be the same formula as previously used under the Development Agreement. The farmout shall contain such other standard provisions as HSR and UXP reasonably require.

                           18. JOINT RECOMPLETION OF DAKOTA FORMATION: Promptly
                  following satisfaction of the Condition Subsequent, and subject to title approval, HSR and UXP agree to participate for their proportionate share in the recompletion of the Dakota Formation in the five (5) wellbores identified on
                  Schedule 11 in accordance with the terms and conditions of the Development Agreement, as amended herein. HSR shall promptly issue to UXP a separate AFE for each well setting out the reasonable costs to recomplete the Dakota Formation.

                           19. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS: No Party
                  hereunder shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Condition Subsequent having been met without the prior approval of the other Parties, which approval shall not be unreasonably withheld; provided, however, that a Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

                           20. ENTIRE AGREEMENT: This Agreement, including the
                  exhibits attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior understandings, agreements, or representations by, between, or among the Parties, written or oral, with respect to such subject matter.

                           21. SECTION 29 TAX CREDIT ISSUE: HSR represents and
                  warrants that it has the authority to enter into this agreement on behalf of those parties holding legal title under any Section 29 Tax Credit Transaction.

                           22. SUCCESSORS: This Agreement shall be binding upon
                  and inure to the benefit of the Parties hereto and their respective successors, assigns, subsidiaries, and affiliates.

                           23. GOVERNING LAW: This Agreement shall be governed
                  by and construed in accordance with the laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule.

                           24. LEGAL FEES: The prevailing Party in any legal
                  proceeding brought under or to enforce this Agreement shall be entitled to recover court costs and reasonable attorneys' fees from the nonprevailing Party.


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                           25. FURTHER ASSURANCES: Each of the Parties will
                  execute, acknowledge, and deliver to the other such further instruments and take such other actions, as may be reasonably requested in order to further assure a Party of the rights and benefits contemplated hereunder.

                           26. NOTICE OF SATISFACTION OF CONDITION SUBSEQUENT:
                  HSR and KMI shall notify Mr. Bruce Benson with UXP by telephone at (303) 863-3551 on the day that the Condition Subsequent is satisfied, to be followed immediately by a joint written notice from HSR and KMI to the address shown below. Within the first week of January, 2000, UXP shall be notified by a joint written notice from HSR and KMI if the Condition Subsequent was not satisfied by December 31, 1999. Failure of the Condition Subsequent to be satisfied timely shall result in this entire Agreement terminating ab initio, including the Gathering Amendment, the Transportation Amendment, and the Agency Amendment.



                [The rest of this page left intentionally blank]



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                  IN WITNESS WHEREOF, the Parties hereto have executed this
document on the date first above written.

                                          UNITED STATES EXPLORATION, INC.


                                          By: /s/ Bruce D. Benson
                                              ---------------------------------
                                               Bruce D. Benson, President

                                          Address for Notice:

                                               1560 Broadway, Suite 900
                                               Denver, Colorado 80202

                                          KINDER MORGAN, INC.


                                          By: /s/ Jack W. Ellis II
                                              ---------------------------------
                                               Name: Jack W. Ellis II
                                                    ---------------------------
                                               Title: VP & Controller
                                                     --------------------------

                                          HS RESOURCES, INC.


                                          By: /s/ Dale E. Cantwell
                                              ---------------------------------
                                               Dale E. Cantwell, Vice President

                                          RESOURCE GATHERING SYSTEMS, INC.


                                          By: /s/ Dale E. Cantwell
                                              ---------------------------------
                                               Dale E. Cantwell, Vice-President

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                                EXHIBITS OMITTED


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